EXHIBIT 10.28

AMENDMENT TO FOURTH AMENDMENT AND RESTATEMENT OF THE 2001

INCENTIVE AWARD PLAN OF WATSON PHARMACEUTICALS, INC.

This Amendment (this “Amendment”) to the Fourth Amendment and Restatement of the 2001 Incentive Award Plan (the “Plan”) of Watson Pharmaceuticals, Inc. (the “Company”) is made and entered into as of October 31, 2012.

WHEREAS, the Company desires to amend the Plan to allow, subject to approval of the Administrator, certain awards to continue vesting following termination of services, subject to the satisfaction of any applicable performance criteria;

NOW, THEREFORE, in consideration of the foregoing recitals, and in consideration of the mutual promises and covenants set forth below, the Company hereby amends the Plan as follows:

1. The third sentence of Section 7.4 of the Plan is hereby replaced with the following:

“If no consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable; provided, however, that the Administrator in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, following a “change of ownership or control” (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Holder’s death or disability; and, provided, further, the Administrator in its sole and absolute discretion may provide that no such lapse or surrender shall occur in the event of a Termination of Employment, Termination of Directorship, or Termination of Consultancy, as applicable, without cause or following any Change in Control or because of the Holder’s retirement, or otherwise (provided that, in the case of shares of Restricted Stock granted to Section 162(m) Participants that are intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such shares shall continue to be subject to the applicable Performance Criteria following such Termination of Employment, Termination of Directorship, or Termination of Consultancy).”

2. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

3. Except as modified by the foregoing, the terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date and year first above written.

WATSON PHARMACEUTICALS, INC.

By:	/s/ David A. Buchen
	Name:	David A. Buchen
	Title:	Chief Legal Officer – Global & Secretary